PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Exhibit 10.17

Valero-Mascoma Master Collaboration Agreement

EXECUTION COPY

MASTER COMMERCIAL COLLABORATION AGREEMENT

This Master Commercial Collaboration Agreement (this “Agreement”), dated November 16th 2011, is between Valero Renewable Fuels Company LLC, having its principal place of business at One Valero Way, San Antonio, TX 78249-1616 (“VRF”) and Mascoma Corporation, having its principal place of business at 67 Etna Road, Suite 300, Lebanon, NH 03766 (“Mascoma”). VRF and Mascoma are sometimes herein collectively referred to as “Parties” and individually as a “Party”.

BACKGROUND

Mascoma is in the business of researching, developing and commercializing proprietary microorganisms and manufacturing know-how for the advanced biological processing of various inputs into low-carbon biofuels and other products, including ethanol (the “Mascoma Technology”). Mascoma desires to make available to VRF certain of its Mascoma Technology for the production of fuel ethanol using corn feedstock related to (i) using yeast to produce certain enzymes intended to hydrolyze starch polymers from corn into simple sugars and then ferment those sugars into ethanol and (ii) using metabolically engineered yeast and/or yeast engineered to produce additional enzymes for conversion of recalcitrant starch and corn kernel fiber bound starch (collectively, the “Mascoma CBP Corn Technology”). The Mascoma CBP Corn Technology introduces new yeast strains capable of producing in situ enzymes, in addition to fermenting sugars, referred to as Consolidated BioProcessing or CBP. In the initial application, “MGT 1.0”, the yeast will produce the enzymes needed to hydrolyze starch polymers from corn into simple sugars and then ferment those sugars into ethanol. The Parties intend for the reduction in the requirement for exogenous enzyme addition to reduce ethanol production costs. In a later application “MGT 1.1”, the yeast will be metabolically engineered to [***] produce additional enzymes for conversion of [***], with the intention of increasing overall ethanol yields and potentially improving co-product protein content.

Mascoma and VRF would like to cooperate in leveraging VRF’s existing dry mill corn ethanol plants to commercialize both applications of the Mascoma CBP Corn Technology on the terms and conditions detailed hereunder in this Agreement

Definitions

1.1	“Affiliate” or “Affiliates” means in relation to a Party any Entity, which directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with such Party.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

1.2	“Background IP”: means all Intellectual Property Rights that are owned or licensed for use by the Party concerned as of the Effective Date (exclusive of rights licensed from the other Party hereunder).

1.3	“Commercially Significant Reduction” means a reduction in the addition of exogenous glucoamylase of 20% or more from the amount used in the production of ethanol using conventional yeast.

1.4	“Confidential Information” means any confidential information, technical data or know-how, including, but not limited to, that which relates to research, product plans, products, services, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration information, marketing or finances, disclosed by either Party hereunder.

1.5	“Control”, “Controls” or “Controlled” means ownership, directly or indirectly of, or the right to direct, more than fifty percent (50%) of the voting rights of an Entity.

1.6	“Effective Date” means the date of this Agreement as set forth in the heading on page one.

1.7	“Entity” means a natural person, a partnership (including a limited partnership), a corporation wherever incorporated, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an association, or other private or governmental entity.

1.8	“Intellectual Property Rights” means patents, copyrights, trade secrets, know-how, and other intellectual property rights throughout the world, which are owned or controlled by a Party prior to the termination of this Agreement. For the purposes of this definition, the term “controlled” means, with reference to specific Intellectual Property Rights, that a party has the right under a license agreement or other agreement to grant the rights and licenses provided for herein under and to such Intellectual Property Rights without breaching any obligations in existence as of the Effective Date.

1.9	“Know-How” means knowledge, methods, procedures, information, data, know-how and processes that were in general use, previously used or under active development by the Party concerned prior to execution of the Agreement.

1.10	“Product” means the MGT 1.0 yeast.

1.11	“Regulatory Approval” means GRAS certification for applications in those States whose statutes define suitable evidence of the safety and efficacy of a product as GRAS, and adoption by the Association of Amercan Feed Control Officers (AAFCO) in those States that do not accept GRAS alone as suitable evidence of product safety and efficacy.

Premise

2.1	The premise for the Agreement is an overall reduction in costs to produce fuel ethanol using corn feedstock which will come via savings in exogenous enzyme purchases, higher yields of ethanol, and improved co-products, all achieved via the use of the Mascoma CBP Corn Technology. The Agreement will have two distinct phases (the “Demonstration Phase” and the “Commercialization Phase”). Each Party acknowledges and agrees that the Collaboration will only proceed from one phase to the next phase upon the mutual agreement of the Parties.

2.2	[***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

VRF is obligated to pay for VRF’s use of the Mascoma CBP Corn Technology [***]. The mechanism for license payments shall be based on paying a market price for the yeast, equivalent on a price per gallon of 200 proof ethanol basis to that paid for the commercial yeast strains that it replaces (the “Yeast Market Price”), plus a fixed royalty fee paid on a per gallon of 200 proof ethanol produced basis (the “Royalty Fee”). The Royalty Fee together with the Yeast Market Price, shall constitute the “License Fee”. [***]

2.3	The full terms around [***] for MGT 1.0 are set forth in this Agreement. Provided that VRF provides to Mascoma the same degree of commercial assistance with respect to MGT 1.1 as outlined in the Demonstration Phase of this Agreement, the [***] in this Agreement shall extend to the subsequent Mascoma product, MGT 1.1, notwithstanding that the value of the License Fee for MGT 1.1 is to be negotiated after commercialization trials for MGT 1.1 have been run in the VRF plant(s), and the value of that product has been quantified. For the purpose of this Agreement, [***].

2.4	[***] is contingent upon (i) VRF running trials, when feasible within the plants operational schedule, at all of its dry mill corn ethanol facilities, either during the Demonstration Phase or Commercialization Phase, to establish whether there is a Commercially Significant Reduction to convert a particular plant to the Mascoma CBP Corn Technology and (ii) where trials confirm feasibility and a Commercially Significant Reduction, conversion of those plants to the Mascoma CBP Corn Technology and continued use of the Mascoma CBP Corn Technology for at least 90% of its dry mill corn ethanol production volume from those plants. VRF shall have no obligation to convert plants to commercial use of the Mascoma CBP Corn Technology, [***].

2.5

For the term of the Agreement, the Yeast Market Price for the Product shall equal [***] per gallon of 200 proof ethanol produced, and the Royalty Fee shall equal [***] per gallon of 200 proof ethanol produced. Prior to commencing the Demonstration Phase, VRF and Mascoma will create a written, mutually agreed upon demonstration plan (the “Demonstration Plan”) for introducing the Product in the target plant or plants. The plan will include specific objectives, success criteria, roles, responsibilities, resources to be made available, and the time schedule thereof. VRF and Mascoma will work together to implement this Demonstration Plan with the intent of a timely demonstration of the use of the Product at full production scale. Prior to

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

commencing the Commercialization Phase, VRF and Mascoma will create a written, mutually agreed upon commercialization plan (the “Commercialization Plan”) for rolling out the Product across VRF’s dry mill corn ethanol plants. The plan would lay-out a best commercial timeframe for conversion of the VRF plants, which both Parties would make their best reasonable effort to adhere to.

Demonstration Phase

3.1	Release 0: In order to demonstrate the efficacy of Mascoma’s base yeast strain in the Mascoma CBP Corn Technology and to achieve a high comfort level with regard to using yeast supplied as a Cream Yeast rather than an Active Dry Yeast (“ADY”), (such form of the Product is “Release 0”), the Demonstration Phase will commence with the trial of a conventional yeast supplied by Mascoma as a cream product. The yeast strain supplied will be the host strain into which modifications have been incorporated to generate subsequent CBP strains. The Release 0 strain will be provided to VRF under Mascoma’s standard material transfer provisions. The intent is that VRF will use Release 0 for a period of 3-6 months at one plant beginning in April of 2011, to validate the yeast’s performance and transition from using Active Dry Yeast (ADY) to Cream Yeast. Sufficient quantities of Release 0 yeast will be provided to VRF for this trial at no charge. The results of this trial will be used to assess the viability of subsequent trials with MGT 1.0. Should VRF wish to test the Release 0 yeast at additional plants, the Yeast Market Price will be assessed.

3.2	If refrigeration of the Cream Yeast during the trial periods for Release 0 and MGT 1.0 is needed, Mascoma shall provide temporary refrigeration equipment or cover the costs to refrigerate the Cream Yeast products. Once the trial period has ended, if Mascoma continue to supply the Product as a Cream Yeast, VRF will take on the financial costs associated with storage and refrigeration of the cream yeast totes at the ethanol plant site. Mascoma will regularly update VRF on developments regarding the likely format in which their yeast products will be supplied, to allow VRF to evaluate the most financially beneficial long-term means of storage. If at some future date in time Mascoma wishes to provide their Cream Yeast in bulk container volumes to save transportation costs, requiring an investment in bulk container refrigeration capability, the means of payment for the capital cost of this transition will be negotiated between the Parties so as to share in the reduced production and transportation costs accruing to Mascoma.

3.3	In the event that the Mascoma Release 0 yeast strain is unable to equal the performance of the existing commercial yeast in use at the VRF plant where the trial takes place, in terms of yield, final ethanol titer, exogenous enzyme use and fermentation time when compared to the current VRF plant operation, VRF shall have the right to cancel the trial without further notice to avoid financial losses.

3.4	Mascoma (or qualified third party) shall provide adequate support in terms of technical specialists being available at the plant performing the trial, both before and during the trial, to advise on transitioning to Release 0 Cream Yeast and achieving target production yields in the shortest possible time.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

3.5	MGT 1.0: After successfully trialing Mascoma’s base strain Cream Yeast, Release 0 in at least one VRF plant, the next phase of the Agreement will commence when Mascoma receives Regulatory Approval for the first enzyme producing strain, MGT 1.0, and VRF has submitted a certification to the EPA for a Tier 1 exemption. The MGT 1.0 strain will produce sufficient glucoamylase to permit a significant reduction in exogenous enzyme usage, without negatively impacting ethanol yields, final ethanol titer or the time required for fermentation when compared to the current VRF plant operation. This period will involve demonstration of the MGT 1.0 yeast [***]. The intent of this phase is to validate the replacement of exogenous glucoamylase enzyme addition and existing commercial yeast with the Product . The plan is to initially trial by alternating [***] batches of MGT 1.0 followed by [***] batches of commercial yeast. At the start of the trial, it is likely that exogenous glucoamylase enzyme (GA) will still be added, and during the course of the trial the amount used will be gradually scaled back toward zero, commensurate with maintaining yield parity when compared to the preceding batches of commercial yeast. Once the reduction in GA addition achievable has been quantified, the plant would then transition to just running MGT 1.0. These trials with alternating yeasts will generate comparisons against existing performance achieved with conventional technology, and quantify the benefits that the use of MGT 1.0 provides and in doing so set the plants’ Royalty Fees.

3.6	Mascoma (or a third party engaged by Mascoma) shall provide adequate support in terms of technical specialists being available at the plant both before and during the trial to advise on transitioning to MGT 1.0 yeast and achieving target production yields in the shortest possible time.

3.7	Financial considerations during this Demonstration Phase of the Agreement shall include:

3.7.1	VRF will pay only the Yeast Market Price for quantities of the Product that is used, based on the volumes of 200 proof ethanol produced by batches run with this yeast. [***].

3.7.2	For each of the Demonstration Phase plants, after the [***] trial period, if the Product trial is successful and commercial use of the Product is continued at that plant, VRF will commence paying a Royalty Fee for the Product in addition to the Yeast Market Price, as described herein.

3.7.3	VRF will continue to purchase any exogenous glucoamylase requirement both during the trials and after a transition to the Product.

3.7.4	In the event that the use of the Product is unable to equal the performance of the existing commercial yeast in use at the VRF plant or plants where the trial takes place, while demonstrating a Commercially Significant Reduction in exogenous glucoamylase addition, in terms of yield, final ethanol titer and fermentation time when compared to the current VRF plant operation, VRF shall have the right to cancel the trial without further notice to avoid financial losses in such plant. If VRF terminates the trial at all such VRF plants in accordance with the foregoing sentence, then this Agreement shall terminate.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

3.7.5	The trial comparison of alternating yeast batches will quantify whether the full Royalty Fee will be paid or a reduced value based on the percentage reduction in exogenous glucoamylase addition actually achieved as described in Section 3.7.6 below. The full Royalty payment is based on [***].

3.7.6	The yield comparison between batches will be based on the same typical operational parameters of: [***]. The exogenous glucoamylase use required to maintain the same yield as achieved with commercial yeast between consecutive alternating batches will be determined and used to calculate the % reduction in glucoamylase use as per the formula below. [***]. See example below. The evaluation will only be based on days with normal operation, days having process upsets or emergencies will not be included.

Formula: [***]

[***]

Example Calculation

[***]

Commercialization Phase

4.1

Upon successful completion of the Demonstration Phase as determined by the mutual agreement of VRF and Mascoma, VRF will transition the remaining VRF corn based dry mill ethanol plants to the use of the Product under the terms outlined in this Agreement, and with a timeline as set forth on Exhibit B. The Commercialization Phase of the

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

Agreement will first involve trialing, then adoption, of the Product at the remaining VRF ethanol production plants. This will commence with running alternating batches of the Product and commercial yeast, as undertaken during the Demonstration Phase.

4.2	In the event that the Product is unable to equal the performance of the existing commercial yeast in use at the VRF plant where the trial takes place, while demonstrating a Commercially Significant Reduction in exogenous glucoamylase addition, in terms of yield, final ethanol titer, exogenous enzyme use and fermentation time when compared to the current VRF plant operation, VRF shall have the right to cancel the trial without further notice to avoid financial losses.

4.2.1	As referenced in Section 2.4 of this Agreement, in the case of plants that trial MGT 1.0 but where it fails to provide an economic benefit as compared to the existing commercial yeast, [***].

4.3	In the plants that successfully transition to the Product, the same procedure as used in the Demonstration Phase will be used to determine the achievable reduction in exogenous Glucoamylase addition, and hence to determine the level of Royalty Fee payment for the Product at that individual site.

4.4	The adoption of the Product will be followed by a phased transition to MGT 1.1 technology as soon as commercially practicable. MGT 1.1 will provide exogenous enzyme replacement and a yield boost, estimated at 2-4%. This Agreement does not set a value for the License Fee associated with MGT 1.1. The transition to MGT 1.1 will include specific demonstration and commercialization trials, the results of which shall be used to assess the value of the technology and hence negotiate the amount of the License Fee related to use of MGT 1.1 at that time. The Parties will enter into a new agreement setting forth the applicable terms of use of MGT 1.1 when and if such transition occurs notwithstanding clause 2.3 and the [***].

4.5	As a condition precedent to the effectiveness of the Commercialization Phase hereunder, Mascoma and VRF shall enter into a mutually acceptable amendment and restatement of this Agreement to include commercial supply terms and conditions. If the Parties are not able to enter into such amendment and restatement, then either Party hereto may terminate this Agreement without further liability.

Term and Financial Considerations

5.1	The term of this Agreement will expire forty two (42) months from the date of the successful conversion of the first VRF dry mill ethanol plant to commercial use of the MGT 1.0 yeast (commercial use shall succeed the trial period at that plant), and will be based upon the following:

•	VRF will pay the Yeast Market Price, plus the Royalty Fee for the Mascoma CBP Corn Technology

5.2

In the event the Product is able to achieve yield parity with the commercial yeast in the alternating batches trial, taking place when the Product is introduced at the plant in question, with [***] requirement for external glucoamylase enzyme addition, the full Royalty Fee shall be assessed at the fixed price of [***] per 200 proof gallon based

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

upon the ethanol produced at that production facility. This criteria will be applicable to each VRF dry mill ethanol plant adopting the use of the Product. [***].

5.3	If VRF is able to increase ethanol yield through the use of an additional technology that is unrelated to the use of the Product, as evidenced by no increase in yeast requirement when the new technology is instituted while ethanol yield still increases, then VRF will not pay the License Fee on the incremental volume of ethanol associated with introducing the new technology. As the new technology is introduced any benefit in terms of increased yield will be quantified as a percentage yield increase, through running alternating batches with and without the technology in use. This percentage improvement will be used to reduce the monthly ethanol yield against which the Mascoma License Fee is applied.

Example Calculation

Original trial with Release 1.0	Starting GA usage with original commercial yeast	GA requirement with Mascoma Release 1.0 yeast	% reduction in required GA dose	Calculated Royalty Fee / gallon of 200 proof ethanol produced
Units	Gallons/ferm[1]	Gallons/ferm[1]		Cents
Value	[***]	[***]	[***]	[***]

Subsequent trial with new technology	Starting Yield	Yield with new technology	Yield Improvement
Units	Gallons/Bu	Gallons/Bu	%
Value	[***]	[***]	[***]

Determination of Royalty Payment

Monthly Ethanol yield, Gallons 200 proof		Gallons of 200 proof to be used for Royalty calculation		Royalty Fee for month, $
[***]		[***]		[***]

1 Gallon volume shall be a consistent glucoamylase product at the supplier’s standard concentration in terms of enzyme protein content or activity.

5.4

The Royalty Fee and Yeast Market Price will be paid by VRF on a monthly basis in arrears. VRF will submit to Mascoma the total volume of 200 proof ethanol produced in the prior month for each site using the Mascoma CBP Corn Technology (specified on a site-by-site basis) by the 5th day of the following month. Mascoma will use this information to calculate the total fee and invoice VRF. In the case of Royalty Fee

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

payments made prior to establishing the actual achievable percentage reduction in exogenous glucoamylase addition, the monthly fee shall initially be charged at an 80% reduction and the fee adjusted in the subsequent months to account for the final determination of this percentage. In light of potential cash flow issues Mascoma might experience in making up-front payments to their tolling yeast producer, VRF further agrees to make the first month’s payment for each site in advance, based on a projected production volume, provided the subsequent monthly payment will be adjusted to account for any difference between the projected volume and actual.

5.5	In the case where a plant is unable to achieve yield parity using the Product compared to the commercial strain, with a Commercially Significant Reduction, and elects to stay with the prior commercial yeast, no Royalty Fee shall be paid for the period during which this result was evaluated. Each plant must make the election to abandon possible use of the Product within 31 days of commencing use.

5.6	If Mascoma subsequently improves the performance of the Product, and introduces that to the VRF sites, at Mascoma’s request, a new trial can be run alternating batches between the new strain and the prior strain, to determine if a change in the Royalty Fee is required based on a reduction in the required dose of exogenous glucoamylase addition afforded by the new strain. Only one new trial of MGT 1.0 will be permitted in any 12 month period at any given plant.

Example Calculation

Original trial with MGT 1.0	Starting GA usage with original commercial yeast	GA requirement with Mascoma MGT 1.0 yeast	% reduction in required GA dose	Calculated Royalty Fee / gallon of 200 proof ethanol produced
Units	Gallons/ferm[1]	Gallons/ferm[1]		Cents
Value	[***]	[***]	[***]	[***]

Subsequent trial with new strain	Starting GA use	GA requirement with new strain
Units	Gallons/ferm[1]	Gallons/ferm[1]
Value	[***]	[***]	[***]

Referencing new reduction to Original trial to calculate new Royalty Fee

Units	Gallons/ferm[1]	Gallons/ferm[1]		Cents
Value	[***]	[***]	[***]	[***]

1 Gallon volume shall be a consistent glucoamylase product at the supplier’s standard concentration in terms of enzyme protein content or activity.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

5.7	The Royalty Fee amount shall be renegotiated at the end of the term hereof based on an updated value assessment of the Mascoma CBP Corn Technology within the VRF dry mill ethanol plants.

5.8	The continuation of the [***] is contingent on VRF renewing its use of the Mascoma CBP Corn Technology at the expiration of the term hereof.

License

6.1	Mascoma hereby grants limited, site-specific, licenses to VRF for each dry mill ethanol plant to perform the activities described herein, including the use of the Product in the Demonstration Phase and the Commercialization Phase during the term of this Agreement and subject to the conditions set forth herein.

Intellectual Property

7.1	Intellectual Property: Background IP and Know How will, as between the Parties, continue to be owned by the Party that was in possession of this Background IP and Know How prior to the signing of the Collaboration. No rights to Background IP or Know How are conveyed by this Agreement.

7.1.1	All intellectual property related to the Mascoma CBP Corn Technology as well as any intellectual property used, improved or created in connection with the Demonstration Phase shall be owned by Mascoma. All intellectual property created or improved during the Commercialization Phase, including any patentable or non-patentable discoveries or improvements to the ethanol manufacturing process shall be owned by the appropriate Party in accordance with the following division of process areas;

•

Mascoma shall own any results covering systems and processes within: the engineering, propagation and application of the genetically engineered yeasts, including without limitation, expression of enzymes, DNA encoding enzymes, process fitness and robustness of yeast and the fermentation of hydrolyzed materials using the Mascoma Background IP or improvements thereto (hereinafter called the Mascoma Project Technology).

•	VRF shall own any results covering systems and processes outside of the process areas covered by the Mascoma Technology (hereinafter called the VRF Project Technology).

7.1.2	Each Party hereby grants to the other Party a royalty-free, non-exclusive license to use the discoveries and improvements that are owned by them pursuant to Section 7.1.1, for itself solely in the application of the Mascoma CBP Corn Technology, in the case of Valero, during the term of this Agreement and any extension and in the case of Mascoma, perpetually. Neither party will have the right to grant sublicenses of such discoveries and improvements to third parties without the other party’s consent, and such sublicenses shall be subject to a separate written sublicense agreement and the payment of mutually agreed royalties to such other party. Parties will inform each other at regular intervals of all research results originating from the works undertaken during the period of the Agreement, especially inventions and trade secrets.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

7.2	Valero agrees that it shall not (i) reverse-engineer, test or analyze any materials provided by Mascoma for any purpose, except as expressly permitted in the Development Plan (ii) transfer any materials provided by Mascoma to any third party without the express prior written consent of Mascoma or (iii) reproduce, replicate or propagate the materials except as and to the extent Valero currently propagates yeast as part of its standard process for manufacturing ethanol. For avoidance of doubt, Valero will propagate each new ethanol batch starting from a new feedstock volume of Product supplied by Mascoma. For purposes of this section 7.2, the term “materials provided by Mascoma” shall mean and include: (a) any materials provided by Mascoma in connection with this Agreement, (b) any progeny or materials derived from any such proprietary materials, (c) any products of any of the foregoing materials, (d) any materials otherwise resulting from any use or modification of any of the foregoing materials and (e) any component or subunit of any of the foregoing materials, and shall include without limitation Release 0 and the Product.

Demonstration Data

8.1	VRF agrees to provide to Mascoma a comprehensive data download containing all relevant operational parameters and analysis results associated with the Demonstration Phase of the Collaboration, including fermentation titers, residuals, and plant yields.

8.2	Mascoma shall have the ability to generate comparative data and reports from the VRF data for the purposes of promoting further sales of Mascoma products and technologies, however prior to sharing this data with prospective third parties, VRF reserves the right to review the information Mascoma intend to publish or pass on, and where appropriate require that Mascoma modify such information in order to preserve Confidential Information. Once a particular data-set and format has been approved by VRF for one prospective third party, it may be published or passed on to additional parties without the need for additional VRF consent.

Taxes

9.1	Except as may be otherwise provided in this Agreement, the price stated herein includes all applicable international taxes, duties, import fees, and value added taxes in effect on the date of this Agreement. VRF shall be responsible for all sales taxes which may be applicable. Wherever applicable, any such tax or taxes will be added to the invoice as a separate charge to be paid by VRF. Mascoma shall not collect any sales or use taxes to the extent that VRF provides Mascoma with a direct payment certificate indicating that VRF has the right to pay such taxes itself, directly to the taxing authority, or to the extent that VRF provides Mascoma with a valid exemption certificate or other proof that VRF is exempt from payment of the taxes at issue. Mascoma shall reasonably assist VRF in obtaining any applicable rebates, refunds and exemptions to which VRF may be entitled.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

Delivery and Title Transfer

10.1	All Product is furnished on a “delivered” basis, with risk of loss and title to Product passing at the receiving valve or other applicable offloading point at the receiving plant. Mascoma specifically retains ownership of and is responsible for the Product throughout the off-loading process, including the delivery vehicle’s pumps, hoses and/or other equipment.

Insurance

11.1	In the event Mascoma is required to enter or physically access VRF’s property, Mascoma, and any of Mascoma’s agents, will carry and maintain with reputable insurers on commercially reasonable terms, the following insurance coverage:

a)	Worker’s Compensation and Employers’ Liability Insurance covering all employees as required by state and federal laws, with a limit of $500,000 per occurrence

b)	Commercial General Liability Insurance including Premises-Operations, Contractual Liability, Products & Completed Operations Coverage with policy limits of no less than $1,000,000 per occurrence;

c)	Automobile Liability Insurance covering all Mascoma’s owned, hired and non-owned vehicles for limits of $1,000,000, each incident – Single Limit B.I. and P.D. combined and

d)	Excess Liability Umbrella Insurance with a limit of $4,000,000 per occurrence covering excess Employers’ Liability, Commercial General Liability and Automobile Liability.

With respect to all of the insurance provided for above, Mascoma will waive, or will cause the insurer(s) to waive, any right of subrogation that such insurer(s) may have or may gain in connection with or related to support service or deliveries made by Mascoma under this Agreement. Mascoma will also name Valero Energy Corporation, its subsidiaries and affiliates, and their officers, directors, and employees as additional insureds on all policies required herein (except Worker’s Compensation). The coverages provided by the above policies are primary to any insurance VRF may carry on its own behalf. Mascoma will furnish to VRF, before performing any work or delivering any Product hereunder, certificates of insurance evidencing such insurance and such waiver and containing the unequivocal agreement on the part of the insurer to notify VRF of the cancellation or any material change in said coverage at least thirty (30) days before the effective date of such cancellation or change.

Liens

12.1	Mascoma will furnish all Products free of liens and claims of any kind, and warrants it has good title to same.

Patents

13.1	Mascoma will defend, indemnify and hold harmless VRF and its Affiliates free from and against all losses, costs, damages, claims, demands, actions, proceedings and litigation

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

arising from claimed or actual infringement or contributory infringement of any patent, or infringement of any trademark or copyright, or violation of any trade secret in connection with the purchase, use or possession of the Products purchased hereunder.

Compliance with Law

14.1	Mascoma warrants that the Products sold or services furnished under this Agreement have been produced or furnished in full and complete compliance with all applicable laws, ordinances, rules, regulations, orders and decrees of all federal, state, local and other constituted authorities having jurisdiction, including but not limited to Federal Statutes and Regulations (including specifically, but without limitation, the Federal Acquisition Regulations (FAR) and Department of Defense FAR Supplement (DFARS), if applicable) and OSHA Regulations set out in 29 CFR 1910, as all of the foregoing may be amended from time to time.

Specifically, Mascoma warrants that the Product complies with requirements listed in 21 C.F.R. § 170.30 “Generally Recognized as Safe” through scientific procedures.

Additionally, Mascoma warrants that the Product is eligible for a Tier 1 Exemption under the Toxic Substances Control Act (TSCA) 40 CFR Part 725. Mascoma will furnish to Valero a certification that the yeast strain contained in the Product complies with these requirements. In addition, the Tier 1 Exemption requires the plant operator to certify compliance with certain containment and recordkeeping requirements, as well as notify EPA 10 days prior to commencing manufacture. Valero agrees to extend all reasonable efforts to ensure compliance with these regulations.

Hazardous Materials

15.1	Mascoma must furnish VRF a current Material Safety Data Sheet or other applicable form(s) that meet the requirements of all applicable local, state and federal community and worker right to know labeling laws including the federal Superfund Amendment and Reauthorization Act of 1986 (SARA) and the OSHA Hazard Communication Standards for each chemical product/substance covered by such laws prior to the Product being delivered to any Facility. As to each Product or component thereof provided to VRF by or through Mascoma hereunder, Mascoma must complete and furnish, or cause to be completed and furnished, to VRF, all forms required by applicable local, state, and federal laws, as the same may be amended from time to time, including, without limitation, worker right to know and labeling laws, SARA and the OSHA Hazard Communications Standards. The same must be provided to VRF before such Products or components are delivered to VRF’s premises.

Confidentiality

16.1	The Parties agree that the Confidentiality Agreement, by and between Valero Services, Inc. and Mascoma, dated January 12, 2010, a copy of which is attached hereto as Exhibit A, shall govern the Parties’ and their respective Representatives’ (as defined therein) activities and receipt of information pursuant to this Agreement.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

As Mascoma will be working with contract service providers for the launch and production of the Product, at times it may be necessary to disclose certain information contained in the Agreement to such providers. Mascoma will only share information contained within this agreement after having disclosed the nature of the information needed to share with Valero in writing and having received written confirmation that allows the sharing of the information to a contract service provider.

Expenses.

17.1	Except as otherwise set forth herein, each of the Parties will bear all of its own expenses incurred in connection with the activities contemplated under this Agreement without contribution or offset from any other Party. Management of personnel, including their compensation and evaluation, will be the responsibility of the Party that employs or engages such personnel.

Press Release.

18.1	Except as may otherwise be required by law, the timing and content of all press releases, media interviews, and any other public announcements relating to this Agreement will be determined jointly by the Parties.

Termination.

19.1	If either Party shall materially default in any obligation hereunder, the other Party may, at its option, notify the defaulting Party, specifying the nature of the default. If the default is not remedied within 30 days after the notice, or if significant progress has not been made towards a remedy if such default cannot reasonably be remedied within 30 days, the aggrieved Party may, at its option, either terminate this Agreement by written notice to the defaulting Party, or proceed to enforce the defaulted obligation by any available lawful means. Any indulgence on the part of one Party to the default of the other Party shall not be construed as a waiver of such Party’s rights to proceed under this Article 19.1 either with respect to the default in question or to subsequent defaults.

20.1	The provisions of Articles 7 and 8 shall survive any expiration or termination of this Agreement.

20.2	Termination of this Agreement shall not relieve either Party of any liability which shall have accrued prior to termination.

20.3	In the event any governmental agency proposes or promulgates any rule, regulation, law or decree that would have a negative effect on VRF’s operations if VRF continued using Mascoma’s Product(s), then VRF may terminate this Agreement immediately.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

Assignment

21.1	This Agreement shall not be assignable by either Party without the prior written consent of the other Party; however it may be assigned without such consent by either Party to an Affiliate or to a successor in interest of substantially all of a Party’s business or assets to which this Agreement relates. No assignment shall be valid until the assignee has assumed all of the rights and obligations of the assignor under this Agreement.

30.1	Assignment of this Agreement shall not relieve either Party of its obligations regarding the use of Confidential Information, as provided by Article 16.1.

Force Majeure

22.1	Neither Party shall be liable for failures or delay in performance of its responsibilities hereunder when such failure or delay is caused by fire, flood, riots of civil disorders, acts of God or the elements, war (declared or undeclared), insurrection, or other cause beyond the reasonable control of the affected party (“Force Majeure”). Performance will be excused hereunder only if the affected party delivers written notice of the occurrence constituting Force Majeure, including a full description thereof, to the other party and endeavors to remedy such non-performance with all reasonable dispatch.

Addresses and Notices

23.1	Notices required under this Agreement shall be deemed effective when sent by mail, courier, telex, or fax to the following addresses:

Valero Renewable Fuels Company, LLC	Mascoma Corporation
Attn. John Walter/Robert Buchek	Attn: Chris Veit/Kevin Wenger
One Valero Way	67 Etna Road, Suite 300
San Antonio, TX 78249	Lebanon, NH 03766

Miscellaneous

24.1	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding only its conflicts of law rules.

24.2	This Agreement may not be amended or supplemented except by a writing signed by both Parties.

24.3	This Agreement may be signed in one or more counterparts, any one of which need not contain the signature of more than one Party, but all of such counterparts taken together will constitute one and the same Agreement.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

AGREED:
Valero Renewable Fuels Company, LLC

By:	/s/ Jim Gillingham 11/16/11
Name:	Jim Gillingham
Title:	Senior Vice President

AGREED:
Mascoma Corporation

By:	/s/ Bill Brady
Name:	Bill Brady
Title:	Chief Executive Officer

Date:	Nov. 18, 2011

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

Exhibit A

Confidentiality Agreement

[Attached]

Exhibit A – Page 1

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Valero-Mascoma Master Collaboration Agreement

Exhibit B

Proposed Schedule For Mascoma CBP Commercialization

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

RECIPROCAL CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (the “Agreement”) is made and entered into as of the 12th day of January, 2010, by and between Valero Services, Inc. having offices at One Valero Way, San Antonio, Texas, 78249-1112 (“Valero”), and Mascoma Corporation, having an address of 67 Etna Road, Suite 300, Lebanon, New Hampshire 03766 (“Mascoma”).

Valero and Mascoma have entered into discussions with each other in connection with a prospective business arrangement involving cellulosic ethanol production and offtake, investment in cellulosic ethanol production facilities and investment opportunities in Mascoma (“Potential Transaction”) and in their discussions and in the potential business conducted as a result of their discussions, the parties will provide information containing proprietary and non-public information to each other. As appropriate, the party disclosing information shall be referred to as the “Disclosing Party”, and the party receiving the information shall be referred to as the “Receiving Party”. For the purposes of information that is jointly developed, both parties shall be considered a “Receiving Party”. In consideration of the receipt of information, the parties hereby agree as follows:

1. “Confidential Information” means all technical and business information of the Disclosing Party in written, electronically transmitted, or other tangible form which relates the Potential Transaction, is received after the date hereof, and is conspicuously designated as “Confidential” or “Proprietary” or bears a similar marking, or if provided orally or visually, is identified as confidential at the time of disclosure and confirmed in writing within 30 days of disclosure. However, the following will not be considered Confidential Information:

(a).	information that was already known to the Receiving Party or to any of its Representatives (as defined below) without obligation of confidentiality prior to disclosure of it to the Receiving Party by the Disclosing Party;

(b).	information that is disclosed to the Receiving Party or to any of its Representatives without obligation of confidentiality by a third party who has the right to make such disclosure;

(c).	information that is in the public domain or hereafter enters the public domain through no fault of the Receiving Party or any of its Representatives; and

(d).	information that is independently developed by the Receiving Party without the use of the Disclosing Party’s Confidential Information.

2. The Receiving Party shall (1) keep the Disclosing Party’s Confidential Information in strict confidence; (2) not, without the prior written consent of the Disclosing Party, disclose or permit it to be disclosed to anyone other than the Receiving Party’s controlling shareholders, directors, officers, employees, affiliates or consultants, including their respective officers, directors, and employees, (“Representatives”) who have a legitimate need to know the Confidential Information for the Receiving Party to evaluate and negotiate with respect to the

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Potential Transaction, and (3) not use and not permit its Representatives to use the Disclosing Party’s Confidential Information for any reason other than in connection with its evaluation of the Potential Transaction

3. In the event the Receiving Party is required by any court or legislative or administrative body (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) to disclose any Confidential Information, the Receiving Party, if possible, shall provide the Disclosing Party with prompt notice of such requirement in order to afford the Disclosing Party an opportunity to seek an appropriate protective order. If the Disclosing Party is unable to obtain or does not seek such protective order and the Receiving Party is, in the opinion of its counsel, compelled to disclose such Confidential Information, disclosure of such information shall not be deemed to be a violation of this Agreement.

4. Upon demand by the Disclosing Party, the Receiving Party shall return all Confidential Information of the Disclosing Party, except for that portion of the Confidential Information which is jointly developed or consists of analyses, compilations, forecasts, studies or other documents prepared by the Receiving Party or its Representatives, provided that such jointly developed information and analyses, compilations, forecasts, studies or other documents remain confidential and are not used in a manner inconsistent with this Agreement. Notwithstanding the foregoing, the Receiving Party may retain one copy of the Confidential Information it receives from the Disclosing Party in the Receiving Party’s confidential files for the purpose of defending any claims or enforcing any rights with respect to this Agreement, for regulatory compliance or for corporate record keeping purposes (provided that such retained files are kept subject to the terms of this Agreement) and (ii) electronic files of the Confidential Information created by the Receiving Party’s automatic computer generated backup systems, provided that such files shall be deleted in the ordinary course of the Receiving Party’s file maintenance systems, shall not be generally accessed by the Receiving Party and shall nevertheless remain subject to the terms of this Agreement.

5. Nothing contained in this Agreement shall require either of the parties to continue any discussions or enter into an agreement in connection with the Potential Transaction or otherwise, or preclude any of the parties from entering into any agreement with another party, or obligate any of the parties to the other, except as expressly provided herein. Nothing contained in this Agreement shall compel a party to furnish information to the other party. This Agreement is not intended to constitute a firm proposal, offer or enforceable agreement to enter into the Potential Transaction. Both parties agree that, unless and until an agreement between the parties with respect to any Potential Transaction has been executed and delivered, neither party will be under any legal obligation of any kind whatsoever with respect to the Potential Transaction by virtue of this or any other written or oral expression by it or by any of its Representatives except, in the case of this Agreement, for the obligations specifically agreed to herein.

6. This Agreement may not be assigned by any of the parties without the prior written consent of the other party, and may not be amended or modified except by a written agreement signed by each party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of any permitted successors and assigns. The terms of this Agreement shall be independent of, and this Agreement shall survive, unless otherwise expressly agreed, the execution of any further documents or agreements between the parties hereto.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

7. Each party acknowledges and agrees that the Disclosing Party makes no representation whatsoever as to the accuracy and/or completeness of any information or material provided in connection with this Potential Transaction or this Agreement, that neither the Disclosing Party or its Representatives shall have any liability to the Receiving Party or its Representatives resulting from the use of any information provided, and that the Disclosing Party and its Representatives expressly disclaim any warranties, representations, or liability regarding the accuracy or completeness of the information and material provided hereunder. Each party agrees that it shall not be entitled to rely on any representations or warranties made by the Disclosing Party or its Representatives hereunder.

8. If any provision of this Agreement is deemed void, invalid, or unenforceable by any court or tribunal of competent jurisdiction, such provisions shall be stricken from this Agreement without effect on the remaining provisions of the Agreement as a whole.

9. No failure or delay by either party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof or preclude the exercise of any other or further right, power, or privilege hereunder.

10. Absent specific written consent of the Disclosing Party or as specifically set forth above neither the Receiving Party nor any of its Representatives shall disclose to any person that Confidential Information has been made available, that discussions or negotiations are taking place concerning the Potential Transaction or that any terms, conditions or other facts with respect to the Potential Transaction have or have not been agreed upon, including the status thereof.

11. The obligations of this Agreement regarding the Confidential Information shall terminate three years after the date hereof; provided, however, that upon the date that any Confidential Information disclosed hereunder is no longer considered “Confidential Information” under Section 1, then the obligations of this Agreement regarding such Confidential Information shall terminate upon such date.

12. Notices to either party may be sent to the addresses stated above.

13. This Agreement and any claims arising out of or relating to it shall be governed by the laws of the State of Delaware, without regard to its conflicts of laws principles.

14. Except for the limited purposes of evaluation expressly set forth herein, no license, title to or other rights are hereby granted to the Receiving Party with respect to the Confidential Information and both parties expressly reserve all right, title, and interest in and to any Confidential Information disclosed hereunder and any other intellectual property rights.

15. Each Receiving Party acknowledges and agrees that, in the event of any breach of this Agreement by the Receiving Party, the Disclosing Party would be irreparably and

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

immediately harmed, would not have an adequate remedy at law, and could not be made whole by monetary damages. Accordingly, it is agreed that, in addition to any other remedy to which it may be entitled at law or in equity, the Disclosing Party will be entitled to an injunction to prevent breaches or threatened breaches of this Agreement and/or to compel specific performance of this Agreement. Moreover, should litigation be necessary to enforce any provision hereof, the prevailing party will be entitled to recover all costs, including reasonable attorneys fees. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOST OR PROSPECTIVE PROFITS OR ANY OTHER SPECIAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES OR DAMAGES (IN TORT, CONTRACT OR OTHERWISE) UNDER OR IN RESPECT TO THIS LETTER AGREEMENT OR FOR ANY FAILURE OR PERFORMANCE RELATED HERETO HOWSOEVER CAUSED.

16. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile or pdf is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. In proving this Agreement, a party must produce or account only for the executed counterpart of the party to be charged.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

MASCOMA CORPORATION

By:	/s/ James H. Flatt
Name:	James H. Flatt
Title:	EVP, R&D and operations

VALERO SERVICES, INC.

By:	/s/ George Stutzmann
Name:	George Stutzmann
Title:	Vice President